Exhibit 99.1

NEWS RELEASE For more information, contact:

Paul D. Borja Executive Vice President / CFO (248) 312-2000 FOR IMMEDIATE RELEASE
Flagstar Bancorp, Inc. Announces Quarterly Conference Call; Extension of Rights Offering
TROY, Mich., January 12, 2010 — Flagstar Bancorp, Inc. (NYSE: FBC) (“Flagstar” or the “Company”), the holding company for Flagstar Bank, FSB (the “Bank”), today released instructions for its fourth quarter 2009 Analyst/Investor Conference Call, during which Joseph P. Campanelli, Chairman, President and CEO, and Paul D. Borja, CFO, will discuss the Company’s fourth quarter 2009 earnings that will be released after the close of business on February 1, 2010. In order to provide stockholders additional time to assess the earnings release, the Company also announced the extension of the pending rights offering to 5:00 p.m., New York City time, on February 8, 2010, unless further extended by the Company.
Announcement of Quarterly Conference Call
The conference call will take place on Tuesday, February 2, 2010, from 11 a.m. to 12 noon (Eastern). To join, please call (866) 294-1212 toll free or (702) 696-4911 and use passcode: 50847473. Please call at least 10 minutes before the call is scheduled to begin. A replay will be available for five days by calling (800) 642-1687 toll free or (706) 645-9291 using passcode: 50847473. The conference call will also be available as a live audiocast on the Investor Relations section of www.flagstar.com . It will also be archived on that site and will be available for replay and download. A slide presentation to accompany the conference call will also be posted on that site. Questions may be asked during the conference call or by sending emails to investors@flagstar.com. Any questions concerning the call should be directed to Paul D. Borja, Executive Vice President & CFO, at (248) 312-2000.
Extension of Rights Offering
Pursuant to the rights offering for up to 704,234,180 shares of the Company’s common stock, each stockholder of record as of the December 24, 2009 record date received, at no charge, 1.5023 non-transferable subscription rights for each share of the Company’s common stock owned on the record date. Each right entitles the holder to purchase one share of the Company’s common stock at the subscription price equal $0.71 per whole share. The rights offering will now expire at 5:00 p.m., New York City time, on February 8, 2010, unless further extended by the Company. The rights offering was originally scheduled to expire on January 25, 2010.
Questions about the rights offering or requests for additional copies of documents, including the prospectus and the accompanying prospectus supplement, may be directed to the subscription agent for the rights offering, Registrar and Transfer Company, at (800) 368-5948.
The rights offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Flagstar, with $14.8 billion in total assets as of September 30, 2009, is the largest savings bank headquartered in the Midwest and the largest financial institution headquartered in Michigan. At September 30, 2009, Flagstar operated 176 banking centers in Michigan, Indiana and Georgia and 42 home loan centers in 18 states. The Bank originates loans nationwide and is one of the leading originators of residential mortgage loans. For more information, please visit flagstar.com.
Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties, including, but not limited to, the risk that, because of business, economic or market conditions or for any other reasons within the Company’s discretion, the Company may decide not to pursue the rights offering on the terms proposed, if at all, and that the rights offering may not be consummated. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive.